As filed with the Securities and Exchange Commission on September 27, 2005
                                            Registration No. __________________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

    California                                         95-3759463
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                            3450 East Miraloma Avenue
                                Anaheim, CA 92806
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                         2005 PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 Seth R. Johnson
                             Chief Executive Officer
                       Pacific Sunwear of California, Inc.
                            3450 East Miraloma Avenue
                                Anaheim, CA 92806
                                 (714) 414-4000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
                       610 Newport Center Drive, 17th Floor
                       Newport Beach, California 92660-6429
                               -------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                   Proposed   Proposed
                                   Maximum    Maximum
Title Of              Amount       Offering   Aggregate          Amount Of
securities            To Be        Price      Offering           Registration
To Be Registered      Registered   Per Unit   Price              Fee
-------------------------------------------------------------------------------
Common Stock, $0.01   5,969,340(1) $22.01(2)  $131,385,173.40(2) $15,464.04(2)
par value per share   Shares
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Pacific Sunwear of California, Inc., a California corporation (the "Company" or the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 23, 2005, as quoted on the Nasdaq National Market.

     The Exhibit Index for this Registration Statement is at page 8.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 29, 2005, filed with the Commission on April 12, 2005 (Commission File No. 000-21296);

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended July 30, 2005 and April 30, 2005, filed with the Commission on September 2, 2005 and June 3, 2005, respectively (Commission File No. 000-21296);

         (c) The Company's Current Reports on Form 8-K, filed with the Commission on September 19, 2005, August 19, 2005, August 11, 2005 (only with respect to Item 4.02 included therein), June 20, 2005, May 24, 2005, May 17, 2005, May 6, 2005, March 25,
                  2005, February 25, 2005 and February 1, 2005 (Commission File No. 000-21296); and

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 24, 1993, and any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permitted under California law. The Company's Bylaws include a provision that eliminates, to the fullest extent permitted by California law, the personal liability of its directors and officers for monetary damages in any legal proceeding based on their action or inaction as a director or officer, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company, and judgments for an accounting of profits pursuant to Section 16(b)of the Exchange Act and similar laws.

         The General Corporations Law of California (the "Corporations Law") (1) eliminates the liability of directors and officers for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of duty to the Company and its shareholders and (2) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities. Both the Corporations Law and the Bylaws of the Company, however, prohibit indemnification for: (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification; (c) any transaction from which a director or officer derives an improper personal benefit; (d) acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her other duties, of a risk of serious injury to the Company or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders; and (f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans, and guarantees) of the Corporations Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by
Section 317 of the Corporations Law.

              The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of the Corporations Law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section16(b) of the Exchange Act and similar laws.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         See the attached Exhibit Index at page 8, which is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on September 23, 2005.


                                        PACIFIC SUNWEAR OF CALIFORNIA, INC.


                                        By:   /s/ SETH R. JOHNSON
                                            -----------------------------------
                                              Seth R. Johnson
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Seth
R. Johnson and Gerald M. Chaney, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                       TITLE                           DATE


/s/ SETH R. JOHNSON          Chief Executive Officer and      September 23, 2005
------------------------     Director
Seth R. Johnson             (Principal Executive Officer)


/s/ GERALD M. CHANEY         Senior Vice President and Chief  September 23, 2005
---------------------        Financial Officer
Gerald M. Chaney             (Principal Financial and
                             Accounting Officer)

/s/ GREG H. WEAVER           Executive Chairman of the Board  September 23, 2005
-------------------------
Greg H. Weaver


/s/ PEARSON C. CUMMIN III    Director                         September 23, 2005
-------------------------
Pearson C. Cummin III


/s/ MICHAEL GOLDSTEIN        Director                         September 23, 2005
-------------------------
Michael Goldstein


/s/ JULIUS JENSEN III        Director                         September 23, 2005
-------------------------
Julius Jensen III


/s/ SALLY FRAME KASAKS       Director                         September 23, 2005
-----------------------
Sally Frame Kasaks


/s/ THOMAS M. MURNANE        Director                         September 23, 2005
-----------------------
Thomas M. Murnane


/s/ PETER STARRETT           Director                         September 23, 2005
-----------------------
Peter Starrett


/s/ MICHAEL WEISS            Director                         September 23, 2005
-----------------------
Michael Weiss

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT


4. Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (Filed as Appendix B to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 11, 2005 (Commission File No. 000-21296) and incorporated herein by this reference).

5.                Opinion of Company Counsel (opinion re: legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.2              Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").